THIS PROMISSORY NOTE IS SUBJECT TO A SUBORDINATION AGREEMENT WITH
           CONGRESS FINANCIAL CORPORATION (FLORIDA).

                         PROMISSORY NOTE

$1,970,000                                           May 28, 1999

     FOR VALUE RECEIVED, the undersigned, PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation ("Maker"), promises to pay to the order of the ANN L. SULLIVAN LIVING TRUST, dated September 6, 1978 ("Payee"), in lawful money of the United States of America, the principal sum of One Million Nine Hundred Seventy Thousand and no/100 Dollars ($1,970,000), together with interest on the unpaid principal balance at an annual rate equal to 5.5% for three years from the date hereof and at an annual rate equal to 7.0% for two years thereafter, in the manner provided below. Interest shall be calculated on the basis of a year of 360 days and charged for the actual number of days elapsed.

     This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of that certain Stock Purchase Agreement (the "Chem-Con Stock Agreement"), dated as of the even date herewith, by and among Maker, Payee, Chemical Conservation Corporation, a Florida corporation, Chemical Conservation of Georgia, Inc., a Georgia corporation, the Thomas P. Sullivan Living Trust, dated September 6, 1978 (the "TPS Trust"), Thomas P. Sullivan, an individual ("TPS"), and Ann L. Sullivan, an individual ("ALS"), and is subject to the terms and conditions of the Chem-Con Stock Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Chem-Con Stock Agreement. Along with this Note, a second note ("Second Chem-Con Note") in the original principal amount of $1,230,000 is being issued by Maker to Payee and a third note ("Chem-Met Note") in the original principal amount of $1,500,000 is being issued to the TPS Trust in connection with a certain Stock Purchase Agreement (the "Chem-Met Stock Agreement"), dated as of the even date herewith, by and among Maker, Payee, Chem-Met Services, Inc. a Michigan corporation, the TPS Trust, TPS and ALS. Collectively, the Note, Second Chem-Con Note and Chem-Met Note are referred to as the "Three Notes." The obligations of Maker underlying the Three Notes are guaranteed by that certain Non-Recourse Guaranty among Chem-Met Services, Inc. ("Chem-Met"), Payee and the TPS Trust of even date herewith. The Three Notes are secured by that certain Mortgage of even date herewith which covers certain Real Estate owned by Chem-Met.

1. PAYMENTS

1.1 PRINCIPAL AND INTEREST

The principal amount of this Note and accrued interest thereon shall be payable in sixty (60) consecutive monthly installments, with the first installment commencing on July 1, 1999, and an installment payable on the 1st of each month thereafter until paid

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in full. The amount of each installment of principal and interest paid each month shall be Thirty Seven Thousand Eight Hundred
Thirty-Nine and 49/100 Dollars ($37,839.49).

1.2 MANNER OF PAYMENT

 All payments of principal and interest on this Note shall be delivered to Payee at 1021 Harvard Road, Grosse Pointe Park, Michigan 48230 or at such other place in the United States of America as Payee shall designate to Maker in writing. If any payment of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of Delaware.

1.3 PREPAYMENT

Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment. Any partial prepayments shall be applied to installments of principal in inverse order of their maturity.

2. DEFAULTS

2.1 EVENTS OF DEFAULT

The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder
("Event of Default"):

(a) If Maker shall fail to pay when due any payment of principal or interest on this Note and such failure continues for fifteen (15) days after Payee notifies Maker in writing of such failure to pay;

(b) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall
(i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case;
(iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due;

(c) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official or for Maker substantially all of Maker's properties, or (iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within 90 days; or

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
(d) If Maker shall undergo a Change of Control. For the purposes of this Note, a "Change of Control" shall mean the acquisition after the date of this Note of eighty percent (80%) or more of Maker's then outstanding Common Stock, par value $.001 per share, by a person, corporation or other entity, or the acquisition of all or substantially all of its assets of the Maker by a person, corporation or other entity, except the acquisition of such stock or assets by a subsidiary of the Maker.


2.2 REMEDIES

Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured by Maker or waived by Payee), Payee may, at its option, (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. Maker shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys' fees.

3. MISCELLANEOUS

3.1 WAIVER

The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

3.2 NOTICES

Any notice required or permitted to be given hereunder shall be given in accordance with Section 12.7 of the Chem-Con Stock
Agreement.

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
3.3 SEVERABILITY

If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

3.4 GOVERNING LAW

This Note will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

3.5 PARTIES IN INTEREST

This Note shall bind Maker and its successors and assigns.

3.6 SECTION HEADINGS, CONSTRUCTION

The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified.

All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.


                              PERMA-FIX ENVIRONMENTAL
                              SERVICES, INC.,
                              a Delaware corporation


                               By: /s/ Louis Centofanti
                                  ________________________________
                                  Dr. Louis F. Centofanti, President




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